Exhibit 10.1

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES TO PERSONS WHO ARE “ACCREDITED INVESTORS” (AS DEFINED HEREIN) PURSUANT TO REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND, IN EACH CASE, ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONFIDENTIAL

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	TraceGuard Technologies, Inc. (the “Company”)
330 Madison Avenue
New York
NY 10017

Purchase of Shares and Warrants

1.	Subscription

1.1 The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company (the “Offering”), on the basis of the representations and warranties and subject to the terms and conditions set forth in this agreement (the “Subscription Agreement”), 7,333,333 Units at the price of US$0.15 per Unit (the “Subscription Price”), each “Unit” consisting of one share of the Company's common stock, par value $0.001 per share (each share of common stock, a “Share”), and one warrant (a “Warrant”), in the form attached hereto as Appendix A, exercisable for three years from the Closing (as defined below) to purchase one additional Share (a “Warrant Share”) at a price of US$0.80 per Share, for the aggregate total purchase price of US$1,100,000 (the “Subscription Proceeds”).

1.2 As set forth in Section 2.1 herein, Subscriber shall pay the Subscription Proceeds to the Company in four instalments as set forth in Section 2.1, In connection therewith, and within 14 Business Days of such Payment Date, the Company shall deliver to Subscriber a number of Units equal to the aggregate Units purchased hereunder, for each installment.

1.3 Upon acceptance of this Subscription Agreement by the Company, Subscriber acknowledges and agrees that Subscriber shall purchase the Units purchased hereunder pursuant to the terms of this Subscription Agreement. Subscriber covenants to make the applicable payment on each Payment Date.

2.	Payment

2.1 The Subscriber shall pay the Subscription Proceeds to the Company in four installments in the following manner: (1) upon acceptance of this Subscription Agreement by the Company (the “First Payment Date), the Subscriber shall pay to the Company 18.18% of the Subscription Proceeds,($200,000); (2) on or before July 5, 2008 (the “Second Payment Date), the Subscriber shall pay to the Company 18.18% of the Subscription Proceeds;($200,000) and (3) on or before July 22, 2008 (the “Third Payment Date,”), the Subscriber shall pay to the Company 18.18% of the Subscription Proceeds ($200,000) (and (4) on or before August 31, 2008 (the “Fourth Payment Date”) the Subscriber shall pay to the Company 45.46% of the Subscription Proceeds ($500,000) Each of the First Payment Date, the Second Payment Date, the Third Payment Date and the Fourth Payment Date shall be defined for purposes of this Agreement as a a “Payment Date”).

2.2 Upon each Payment Date the undersigned agrees to pay each installment of the Subscription Proceeds by wire transfer to:

Name:   TraceGuard Technologies Inc.
Bank:   ______________________
Account:           ______________________
SWIFT/ABA:  ______________________

2.3 The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held by the Company until acceptance or rejection. In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

3.	Documents Required from Subscriber

3.1 The Subscriber must complete, sign and return to the Company an executed copy of this Subscription Agreement.

3.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities or applicable law.

4.	Closing

4.1 If the Subscription Agreement and the Subscription are accepted by the Company, the closing of each installment of the offering of the Units (the “Closing”) shall occur on each applicable Payment Date.

5.	Acknowledgements of Subscriber

5.1 The Subscriber acknowledges and agrees that:

(a)
the Shares, Warrants or Warrant Shares are “restricted securities,” have not been registered under the Securities Act of 1933, as amended (“1933 Act”), or under any securities or “blue sky” law of any state of the United States, and may not be sold or transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and, in each case, in accordance with applicable state and local securities laws;

(b)	the Subscriber acknowledges that the Company has not undertaken, and will have no obligation to undertake, to register any of the Shares, Warrants or Warrant Shares under the 1933 Act;

(c)
the decision to execute this Subscription Agreement and acquire the Units hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of the documents filed by the Company with the Securities and Exchange Commission (the “SEC Filings”);

(d)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(e)	there are risks associated with an investment in the Units, as described in the SEC Filings;

(f)
the Subscriber is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in a newspaper, magazine or similar media, or broadcasted over television, radio or similar media, or presented at any seminar, or disseminated through any general solicitation or general advertisement;

(g)
the Subscriber and the Subscriber's representative(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the purchase of the Units hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(h)
the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(i)
the Shares are not listed on any stock exchange or automated dealer quotation system (other than the U.S. Over the Counter Bulletin Board (“OTC BB”)) and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system (other than OTC BB);

(j)
the Company will refuse to register any transfer of the Shares, Warrants or Warrant Shares made other than pursuant to an effective registration statement under the 1933 Act or an available exemption from the registration requirements of the 1933 Act and in accordance with any applicable state securities laws;

(k)
the Subscriber has been advised by the Company to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions, and the Subscriber is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions; and

(l)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6.	Representations, Warranties and Covenants of the Subscriber

6.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto;

(b)
the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c)
the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(d)
the Subscriber is acquiring the Units as principal for such Subscriber's own account and is not acquiring the Units with a view to or for distributing or reselling the Units or any part thereof in violation of 1933 Act or any applicable state securities laws or with any direct or indirect arrangements or understandings with any other persons to distribute, or regarding the distribution of, the Units in violation of 1933 Act or any applicable state securities laws.

(e)
At the time that the Units were offered to the Subscriber, the Subscriber was an “accredited investor” as such term is defined in Rule 501 promulgated pursuant to the 1933 Act. As of the date hereof, the Subscriber is an “accredited investor.” On each date in which the Subscriber exercises any Warrants, the Subscriber covenants that the Subscriber will be an “accredited investor.”

(f)	the Subscriber is resident of the jurisdiction set forth under the heading “Name and Address of Subscriber” on the signature page of this Subscription Agreement;

(g)
the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Units;

(h)
the Subscriber, either alone or together with its representatives, (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its prospective investment in the Units; and (iii) has the ability to bear the economic risks of its prospective investment and, at the present time, can afford the complete loss of such investment;

(i)	the Subscriber is not aware of any general solicitation or advertisement of an offer in connection with any of the Units; and

(j)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Units;

(ii)	that any person will refund the purchase price of any of the Units;

(iii)	as to the future price or value of any of the Units; or

(iv)
that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system, except that the Company’s common stock is currently approved for trading on OTC BB.

7.	Covenants of the Company and the Subscriber

7.1 The Company hereby covenants that, promptly following the date hereof, the Company shall use commercially reasonable efforts to appoint the Subscriber as a director on the Company’s board of directors (the “Board”). The Company further covenants that, in connection with each annual meeting or special meeting of stockholders of the Company at which the election of directors is a matter to be acted upon, the Company shall use commercially reasonable efforts to cause the Board to nominate the Subscriber for election or reelection to the Board and to recommend in any proxy statement for each such annual meeting or special meeting that the stockholders of the Company vote for the Subscriber as a candidate for director. Notwithstanding the foregoing, the Company shall no longer be bound by the covenants described in the two preceding sentences if the Subscriber fails to satisfy the Condition (as defined below).

7.2  As used herein, “Condition” means (i) for the period commencing on the date hereof and terminating on the 2 year anniversary of the date hereof, the Subscriber, together with the Subscriber Affiliates (as defined below), shall own 50% or more of the Shares purchased by the Subscriber pursuant to this Subscription Agreement (subject to proportional adjustment for splits, dividends, and similar events), provided that, for purposes of clarity, the Shares referenced in this Section 7.2(i) shall not include any Warrant Shares, and (ii) for the period commencing on the 2 year anniversary of the date hereof, the Subscriber, together with the Subscriber Affiliates, shall own 5% or more of the issued and outstanding shares of the Company on a non-diluted basis, as such number of issued and outstanding shares of the Company shall be reported from time to time in an SEC Filing or as shall be certified by the Chief Financial Officer of the Company. The Subscriber hereby covenants that, upon the failure of the Subscriber to satisfy the Condition, the Subscriber shall, within 3 calendar days of a request by the Company, tender his resignation as a member of the Board, which resignation shall be immediately effective. The Subscriber hereby grants to any officer of the Company an irrevocable power of attorney to tender the Subscriber’s resignation as a member of the Board if the Subscriber fails to tender his resignation as required by the preceding sentence. As used herein, “Subscriber Affiliate” means any corporation, partnership, trust, limited liability company, joint stock company, incorporated or unincorporated association or other entity in which the Subscriber holds 50% or more of both (i) the economic ownership and (ii) the voting control.

8.	Acknowledgement and Waiver

8.1 The Subscriber has acknowledged that the decision to purchase the Units was solely made on the basis of information contained in the SEC Filings, which is publicly available and filed on EDGAR. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of the Units.

9.	Legending of Subject Units

9.1 The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares, Warrants and Warrant Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF OTHER THAN PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR (II) AN EXEMPTION FROM THE 1933 ACT WHICH IS CONFIRMED IN AN OPINION OF, OR IS REASONABLY ACCEPTABLE TO, COMPANY COUNSEL.”

9.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

10.	Costs

10.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber.

11.	Governing Law

11.1 This Subscription Agreement is governed by the laws of the state of Nevada. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably consents to the jurisdiction of the courts of the state of New York to resolve any disputes arising hereunder.

12.	Survival

12.1 This Subscription Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto.

13.	Assignment

13.1 This Subscription Agreement is not transferable or assignable.

14.	Severability

14.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

15.	Entire Agreement

15.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16.	Notices

16.1  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Subscription Agreement and all notices to the Company shall be delivered by facsimile to: TraceGuard Technologies, Inc., 330 Madison Avenue New York, NY 10017, Attention: David Ben-Yair, Chief Financial Officer, facsimile number: 011-972-57-797-5364, with a copy to Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, NY 10174, Attention: Allan Grauberd, Esq., facsimile number (917) 206-4381.

17.	Counterparts and Electronic Means

17.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.
JOSEPH GRINKORN
(Name of Subscriber - Please type or print)
/s/ Joseph Grinkorn
(Signature and, if applicable, Title)
56 HARRISON ST, SUITE 504
(Address of Subscriber)
NEW ROCHELLE 10801, NY
(City, State or Province, Postal Code, and Country of Subscriber)

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Units is hereby accepted by David Ben-Yair.

DATE: the 30th day of June, 2008.

TRACEGUARD TECHNOLOGIES, INC.

Per:	/s/ David Ben-Yair
David Ben-Yair, Chief Financial Officer